EXHIBIT 10.14

                              SETTLEMENT AGREEMENT

         This Settlement Agreement is entered into as of May 10, 2001 between iStreamTV, Inc., a New York corporation with its principal place of business at 135 West 20th Street, New York 10011 ("ISTV"), Videolocity, Inc. formerly known as Moviesonline, Inc., a Nevada corporation with its principal place of business at 358 S. 700 East, Salt Lake City, UT 84102 (collectively with its parent, subsidiary and affiliate companies, "MOL"), 5th Digit, LLC, a/k/a 5th Digit Technologies, a New York LLC with its principal place of business at 34 Watts Street, #5, New York, NY 10013 ("5th Digit"), Daniel Osorio, residing at 900 West Bitner, I-11, Park City, UT 84098 ("Osorio") and Alpay Kasal, residing at 6975 N. 2200 West #9D, Park City, UT 84098 ("Kasal").

         WHEREAS, MOL brought an action against ISTV in the Utah State Court entitled Moviesonline, Inc. v. iStreamTV (Third Judicial Court for Salt Lake County, Utah, Civil No. 000907601) (the "Utah Action"); and

         WHEREAS, ISTV commenced an action against MOL, 5th Digit, Osorio, Kasal and others in the New York State Court entitled iStreamTV, Inc. v. Moviesonline, Inc., et al, (New York State Supreme Court, New York County Index No. 605628/00) (the "New York Action"); and WHEREAS, Osorio and Kasal were formerly employed by ISTV, up to and including September 19, 2000, and from on or about January 5, 2001 until February 28, 2001 they were both employed by 5th Digit, which is now controlled by Videolocity International, Inc., the parent corporation of MOL; and

         WHEREAS, during the time that Osorio and Kasal were employed by ISTV three provisional patent applications were filed with the United States Patent and Trademark Office ("USPTO") in the names of one or the other of them with respect to certain inventions, namely, applications given U.S. serial numbers 60/218,528 (Kasal, "Enhanced Video Compression Method"), 60/226,575 (Kasal, "Open-Architectures Set Top Box Providing Full and Upgradable Multi-Media Functionality") and 60/233,447 (Osorio, "Webcaster") (collectively, the "Provisional Patent Applications"); and



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         WHEREAS,  on October  19, 2000  Osorio and Kasal  executed  Assignments whereby they assigned the Provisional Patent Applications to 5th Digit (the "Kasal and Osorio Assignments"), and copies of such assignments, along with Patent Recordation Form Cover Sheets submitted to the USPTO on Forms PTO-1595 dated October 26, 2000 and USPTO Notices of Recordation of Assignment Documents dated January 16, 2001, indicating the filing of the Kasal and Osorio Assignments on November 2, 2000, are attached hereto as Exhibit A; and

         WHEREAS, the parties hereto seek to resolve the disputes in the Utah Action and the New York Action and all other disputes among them, including without limitation, all disputes with respect to (a) ownership of the Provisional Patent Applications, (b) the Kasal and Osorio Assignments and (c) the enforceability of a so-called "Binding Letter of Intent" dated as of July 25, 2000 signed by representatives of MOL and ISTV; NOW, THEREFORE,

         IT IS HEREBY AGREED by and among the  undersigned,  as follows:

         1. 5th Digit shall execute and deliver to ISTV, simultaneously herewith, the instruments of assignment attached as Exhibit B, assigning to ISTV all of 5th Digit's right, title and interest in the Provisional Patent Applications, and agreeing to execute any additional document reasonably required by ISTV or the USPTO to effect such assignments, provided that 5th Digit shall not be required to incur any out-of-pocket cost or expense in connection with execution of any such additional document (including, without limitation, any reasonable attorney's fees that might be incurred in reviewing such document.



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         2.  Osorio  and Kasal  acknowledge  the  assignments  provided  for in paragraph 1 above; confirm that they executed the instruments of assignment to 5th Digit, attached as Exhibit A; relinquish any and all right or claim of ownership in the Provisional Patent Applications; acknowledge the right and ownership therein of ISTV by virtue of said assignments by 5th Digit; and agree to execute any additional document reasonably required by ISTV or the USPTO to effect such assignments, provided that Osorio and Kasal shall not be required to incur any out-of-pocket cost or expense in connection with execution of any such additional document (including, without limitation, any reasonable attorneys' fees that might be incurred in reviewing such document).

         3. MOL, on behalf of itself and any affiliated company, represents that it has no right, title or interest in the Provisional Patent Applications.

         4. Each of MOL, 5th Digit, Osorio and Kasal makes no representation or warranty, express or implied, regarding the viability or patentability of any inventions or rights set forth in the Provisional Patent Application being assigned pursuant to this Agreement and the Assignments being executed herewith.

         5. The parties agree to dismissal with prejudice of the Utah Action and the New York Action, without costs or expenses to any party, by filing of stipulations of dismissal in the forms attached as Exhibit C.

         6. ISTV agrees that, except with respect to the subject matter as described in the Provisional Patent Applications that are the subject of this agreement and the assignments thereof by 5th Digit, it will not assert any claim against Kasal, Osorio, MOL or 5th Digit to the effect that ISTV owns rights to any other invention or intellectual property for which either Kasal or Osorio


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claims inventorship, by virtue of the fact that Kasal or Osorio were employed by
ISTV to develop any such other invention or intellectual property, or used ISTV resources to develop any such other invention or intellectual property.

         7. MOL, 5th Digit, Kasal and Osorio agree that they will not assert any claim against ISTV that MOL, 5th Digit, Kasal, Osorio or any of them owns any right, title or interest in the Provisional Patent Applications.

         8. Simultaneously with the execution of this agreement the parties will execute mutual releases in the forms attached as Exhibit D.

         9. Upon execution of this Agreement ISTV shall pay to MOL the sum of $1,500.

         10. This agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed in New York, and any disputes arising hereunder shall be determined by a federal or state court sitting in New York County.

         11. There are no oral understandings between the parties, and no amendment hereto may be made except in a writing signed by all parties affected by any such amendment.

         12. The parties hereto acknowledge that they have been represented by counsel of their choice in connection with this Agreement.

         13. The parties agree to keep confidential the specific terms and conditions of this Agreement and not to disclose or describe the same to any third party (other than their respective counsel, accounts or other consultants) or to the public in general, except to the extent disclosure is (a) required by applicable law or regulation, including, without limitation, those of the SEC and the U.S. Patent Office, (b) necessary to enforce the terms of this agreement or (c) necessary to any pending or future litigation that any party hereto may bring or defend.



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         14. This agreement may be executed in  counterpart,  and fax copies may be treated as originals.

Dated: New York, New York
         May 10, 2001           iStreamTV, Inc.

                                By: /s/ Morrey S. Halfen
                                    ----------------------
                                Name:   Morrey S. Halfen
                                Title:  CFO:

                                Videolocity, Inc., formerly known as
                                Moviesonline, Inc. (for itself and its parent, subsidiary and affiliate companies)

                                By: /s/ Jerry Romney
                                    -----------------------
                                Name:   Jerry Romney
                                Title:  President

                                5th Digit

                                By: /s/ Collette Horrell
                                    ------------------------
                                Name:   Collette Horrell
                                Title:  Manager

                                    /s/ Daniel Osorio
                                    ------------------------
                                            Daniel Osorio

                                    /s/ Alpay Kasal
                                    -------------------------
                                        Alpay Kasal

By: /s/ Donald A. Pitofsky, Esq.                By: /s/  Brian C. Wille, Esq.
      ----------------------------------            --------------------------
        Donald A. Pitofsky, Esq.                         Brian C. Wille, Esq.

Shaw Pittman
Attorneys for Plaintiff
335 Madison Avenue
New York, New York 10017
(telephone number illegible)


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